Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, CFO, Treasurer & Corporate Secretary	Vice President, Marketing & Communications
(407) 650-1510	(407) 650-1205

CNL Hotels & Resorts Reports Results for Second Quarter 2005

- Reports solid RevPAR growth of 7.8% coupled with strong 31.5% hotel and resort
EBITDA margin for the quarter -

(ORLANDO, Fla.) August 15, 2005 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust (“REIT”), today announced results for the second quarter ended June 30, 2005. The following results are compared to the second quarter or year-to-date periods ended June 30, 2004.

Second Quarter & Year-to-Date Highlights
▪	Total revenue increased 9.0% to $391.4 million for the quarter, and 40.1% to $791.0 million year-to-date.
▪
Revenue per available room ("RevPAR") increased 7.8% for the quarter, resulting from a 2.0 percentage point increase in occupancy to 77.0% and a 5.1% increase in average daily room rate (“ADR”). RevPAR increased 9.5% year-to-date.

▪	Hotel and resort EBITDA margin was 31.5% for the quarter, representing a 1.5 percentage point increase. Hotel and resort EBITDA margin increased 1.3 percentage points to 31.9% year-to-date.
▪	Net income increased 1,398% to $32.9 million for the quarter, and increased 710% to $41.8 million year-to-date.
▪	Adjusted EBITDA, as defined in the attached Notes to Financial and Portfolio Information, increased 5.3% to $109.9 million for the quarter, and 46.4% to $232.0 million year-to-date.
▪
Adjusted Funds from Operations, as defined in the attached Notes to Financial and Portfolio Information, per diluted share decreased 13.5% to $0.32 for the quarter, and increased 22.2% to $0.77 year-to-date.

▪	Approximately $413 million of long-term debt was retired during the quarter with sales proceeds received from the disposition of 31 non-strategic assets.

“We are pleased with our second quarter results which reflect our strategy of maximizing internal growth through superior portfolio management and value-enhancing capital reinvestment,”stated Thomas J. Hutchison III, chief executive officer. “Our successful effort to sell non-strategic assets during an advantageous market underscores our commitment to strengthen our balance sheet while maintaining our position as a leading owner of distinctive lodging assets.”

Operating Performance
RevPAR for the Company’s 94 adjusted comparable properties increased by 7.8% to $107.80 in the second quarter as compared to the same period of 2004, resulting from a 2.0 percentage point increase in occupancy to 77.0% and a 5.1% gain in ADR to $139.98. Total adjusted comparable properties EBITDA margin improved in the second quarter by 1.5 percentage points to 31.5%. For the six months ended June 30, 2005, adjusted comparable RevPAR increased by 9.5% to $109.02, resulting from a 5.5% gain in ADR to $144.70 and a 2.7 percentage point increase in occupancy to 75.3%.

RevPAR for the Company’s consolidated 35 luxury resort and upper-upscale properties posted an increase of 5.7% to $126.50 for the quarter, and EBITDA margin improved by 1.7 percentage points. Year-to-date, RevPAR for these properties increased 7.7% and EBITDA margin improved by 1.0 percentage points. The Company’s 49 properties, which have undergone or are currently undergoing a change in management company or brand affiliation and/or repositioning through renovation, have posted a RevPAR gain of 12.4% and EBITDA margin improved 2.2 percentage points for the quarter. Year-to-date, RevPAR for these properties increased 15.3% and EBITDA margin improved by 3.6 percentage points.

John A. Griswold, president and chief operating officer, stated, “We posted solid RevPAR gains this quarter, which we were pleased with considering the double-digit growth we experienced in 2004. We continue to see improvement in our strong margins, propelled by a favorable room rate environment, robust group travel and our ability to influence cost containment efforts by our third-party management companies.”

Balance Sheet& Financing Activities
The Company reduced long-term debt by $413 million with proceeds from the sale of 31 non-strategic assets. The Company, through its partnership in the JW Marriott Desert Ridge Resort & Spa, also refinanced the construction debt for the property ahead of schedule, reducing the cost of debt for the partnership.

“We remain focused on effectively managing our corporate capital structure, as reflected by our recent significant debt reductions and favorable refinancing,” stated C. Brian Strickland, executive vice president and chief financial officer. “In alignment with our strategic objectives, we will continue to evaluate our portfolio for opportunities to harvest value and recycle capital in order to enhance our financial flexibility.”

The Company’s board of directors previously declared a second quarter distribution rate of $0.25 per share, which it expects to sustain for the remainder of 2005.

Non-Strategic Dispositions
During the second quarter, as previously announced, the Company completed the sale of 30 hotel properties to affiliates of Ashford Hospitality Trust, Inc., with a gain of $41.5 million, net of a loss on extinguishment of debt of $7.7 million, as well as the sale of the Holiday Inn Express in Austin, Texas.

The Company also entered into an agreement with Pyramid Hotel Opportunity Venture LLC to sell five hotel properties for $109 million, with an estimated total net gain of $2.1 million, net of an estimated loss on extinguishment of debt of $2.5 million. The Company purchased the five properties - the Doubletree Hotel San Diego/Del Mar, Hotel Rex, Beverly Heritage, Hilton San Francisco Fisherman’s Wharf and Holiday Inn Columbia - in 2003 through its acquisition of RFS Hotel Investors, Inc. and expects to complete the transaction in the third quarter of 2005.

Year-to-date, the Company has sold 32 non-strategic hotels and is under contract to sell five additional properties for cumulative proceeds of $582.3 million. Proceeds from the sales are being used to primarily pay down existing long-term debt, as well as for general corporate expenses.

Other Highlights
Total capital expenditures year-to-date were $55.2 million, with an additional $82.4 million planned for the second half of 2005, including a number of significant renovation and development initiatives at our core properties.

Mr. Griswold added, “To maximize the performance potential of our portfolio, we are committed to strategically reinvest capital for value-added renovation, expansion and repositioning projects. A number of exciting enhancements have recently been completed, including Hyatt Regency Montreal and Hilton La Jolla Torrey Pines, which we believe will drive solid operating results.” Additional capital projects are underway at Doral Golf Resort & Spa, A Marriott Resort; Hotel del Coronado; JW Marriott New Orleans Hotel and JW Marriott Desert Ridge Resort & Spa, among others.

Conference Call
The Company’s quarterly conference call for investors and other interested parties may be accessed on Tuesday, August 16, 2005 at 4:00 p.m. EDT. Callers are invited to listen to the call by dialing (888) 286-8010 (pass code 60438568), or may access the call via Webcast at http://www.cnlhotels.com by clicking on the Investor Relations section. A phone replay and Webcast will be available through Tuesday, August 30, 2005 at 5:00 p.m. EDT.

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury resorts and upper-upscale properties, the company has nearly $6 billion in total assets with 100 hotels and resorts across North America that operate under independent brands and corporate brands such as Marriott, Hilton and Hyatt. For more information, please visit www.cnlhotels.com.

The Company references non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission, such as RevPAR, ADR, FFO, Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and EBITDA margins. For further detail, refer to the accompanying “Financial and Portfolio Information” section.

- Attachments to Follow -

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including but not limited to the distribution level for 2005, disposition of five properties, expected use of proceeds from such sale, results achieved from capital reinvestments and expectations for future periods based on current period results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. These risks are discussed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004, as amended. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.

CNL Hotels & Resorts, Inc.

Financial and Portfolio Information

INDEX

Page No.
Financial Information
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7

Portfolio Information
Property Operating Data	10

Notes to Financial and Portfolio Information	14

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS -UNAUDITED

(in thousands, except per share data)

	June 30, 2005	December 31, 2004
ASSETS
Hotel and resort properties, net	$4,475,561	$4,523,505
Investments in unconsolidated entities	—	10,248
Assets held for sale	—	428,810
Cash and cash equivalents	112,715	108,304
Restricted cash	196,419	140,761
Receivables, less allowance for doubtful accounts of $1,624 and $1,576, respectively	116,209	84,005
Goodwill	515,192	515,192
Intangibles, less accumulated amortization of $13,052 and $7,196, respectively	392,047	397,904
Prepaid expenses and other assets	68,556	60,498
Loan costs, less accumulated amortization of $24,738 and $17,205, respectively	35,657	47,818
	$5,912,356	$6,317,045
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,171,689	$3,186,097
Liabilities associated with assets held for sale	—	323,009
Accounts payable and accrued expenses	186,800	186,291
Other liabilities	42,639	42,737
Distributions and losses in excess of investments in unconsolidated entities	1,114	—
Due to related parties	4	5,885
Membership deposits	222,838	214,246
Total liabilities	3,625,084	3,958,265
Commitments and contingencies
Minority interests	127,569	148,825
Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 1,500 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 31,500 shares	—	—
Common stock, $.01 par value per share. Authorized 225,000 shares; issued 157,393 and 154,975 shares, respectively; outstanding 152,876 and 152,913 shares, respectively	1,530	1,531
Capital in excess of par value	2,740,412	2,740,430
Accumulated distributions in excess of net income	(577,665)	(527,790)
Accumulated other comprehensive loss	(4,574)	(4,216)
Total stockholders’ equity	2,159,703	2,209,955
	$5,912,356	$6,317,045

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Room	$ 223,014	$ 198,097	$ 448,884	$ 332,951
Food and beverage	107,138	98,191	215,962	147,376
Other hotel and resort operating departments	56,226	54,219	116,988	67,802
Rental income from operating leases	3,712	7,324	6,895	13,175
Interest and other income	1,319	1,286	2,240	3,323
	391,409	359,117	790,969	564,627
Expenses:
Room	51,563	46,295	102,835	78,523
Food and beverage	68,816	65,933	139,165	102,304
Other hotel and resort operating departments	32,629	30,914	66,081	38,955
Property operations	65,470	61,849	130,518	102,447
Repairs and maintenance	15,862	14,329	30,976	23,869
Hotel and resort management fees	10,795	9,003	22,598	15,295
Sales and marketing	23,189	20,770	45,622	35,190
Credit enhancement funding	(731)	(2,948)	(731)	(8,748)
General operating and administrative	7,196	4,360	11,797	8,170
State and local taxes	2,018	1,377	4,011	2,432
Asset management fees to related party	7,352	7,300	14,718	12,246
Depreciation and amortization	49,053	41,088	98,500	67,963
	333,212	300,270	666,090	478,646

Operating profit	58,197	58,847	124,879	85,981

Interest and loan cost amortization	(55,389)	(42,293)	(107,396)	(66,703)
Gain on sale of common stock	—	8,026	—	8,026
Transaction costs	(1,260)	(7,057)	(1,260)	(7,057)
Loss on extinguishment of debt	—	(14,037)	(4,206)	(14,037)
Loss on termination of hedges	(1,344)	—	(1,344)	—

Income before equity in losses of unconsolidated entities, minority interests, and benefit (expense) from income taxes	204	3,486	10,673	6,210
Equity in losses of unconsolidated entities	(8,729)	(3,397)	(9,221)	(6,032)
Minority interests	(3,953)	(3,685)	(5,716)	(5,937)
Loss from continuing operations before benefit (expense) from income taxes	(12,478)	(3,596)	(4,264)	(5,759)
Benefit (expense) from income taxes	3,089	(419)	2,660	356
Loss from continuing operations	(9,389)	(4,015)	(1,604)	(5,403)
Discontinued operations, net of income taxes	42,263	6,209	43,443	10,567
Net income	$ 32,874	$ 2,194	$ 41,839	$ 5,164
Earnings (loss) per share of common stock (basic and diluted):
Continuing operations	$ (0.06)	$ (0.03)	$ (0.01)	$ (0.03)
Discontinued operations	0.28	0.04	0.28	0.07
	$ 0.22	$ 0.01	$ 0.27	$ 0.04
Weighted average number of shares of common stock outstanding:
Basic and diluted	152,830	151,550	152,871	143,613

The following is a reconciliation of net income to FFO for the three and six months ended June 30 (in  thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$32,874	$2,194	$41,839	$5,164
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	3,456	3,573	7,004	7,143
Effect of depreciation of real estate assets of minority interest	(3,417)	(3,009)	(6,570)	(6,048)
Depreciation and amortization of real estate assets	47,454	42,855	98,099	73,695
Gain on sale of real estate assets	(49,203)	—	(49,861)	—
Funds from operations	$31,164	$45,613	$90,511	$79,954
Weighted average shares (basic and diluted)	152,830	151,550	152,871	143,613
FFO per share (basic and diluted)	$0.20	$0.30	$0.59	$0.56

The following is a reconciliation of loss from continuing operations to EBITDA for the three and six  months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Loss from continuing operations	$(9,389)	$(4,015)	$(1,604)	$(5,403)
Adjustments:
Interest and loan cost amortization	55,389	42,293	107,396	66,703
Income tax (benefit) expense	(3,089)	419	(2,660)	(356)
Depreciation and amortization	49,053	41,088	98,500	67,963
EBITDA	$91,964	$79,785	$201,632	$128,907

The following is a reconciliation of net income to Adjusted FFO for the three and six months ended June 30 (in  thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$32,874	$2,194	$41,839	$5,164
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	3,456	3,573	7,004	7,143
Effect of depreciation of real estate assets of minority interest	(3,417)	(3,009)	(6,570)	(6,048)
Depreciation of real estate assets	47,454	42,855	98,099	73,695
Gain on sale of real estate assets	(49,203)	—	(49,861)	—
Net membership cash flows	2,637	4,453	8,593	4,453
Loss on extinguishment of debt of unconsolidated entities	6,901	—	6,901	—
Loss on extinguishment of debt	7,703	14,037	11,909	14,037
Gain on sale of common stock	—	(8,026)	—	(8,026)
Adjusted funds from operations	$48,405	$56,077	$117,914	$90,418
Weighted average shares (basic and diluted)	152,830	151,550	152,871	143,613
Adjusted FFO per share (basic and diluted)	$0.32	$0.37	$0.77	$0.63

The following is a reconciliation of loss from continuing operations to Adjusted EBITDA for the three and six  months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Loss from continuing operations	$(9,389)	$(4,015)	$ (1,604)	$ (5,403)
Adjustments:
Interest and loan cost amortization	55,389	42,293	107,396	66,703
Income tax (benefit) expense	(3,089)	419	(2,660)	(356)
Loss on termination of hedges	1,344	—	1,344	—
Depreciation and amortization	49,053	41,088	98,500	67,963
Loss on extinguishment of debt	—	14,037	4,206	14,037
Gain on sale of common stock	—	(8,026)	—	(8,026)
Net membership cash flows	2,637	4,453	8,593	4,453
Transaction costs	1,260	7,057	1,260	7,057
Minority interest adjustments	3,953	3,685	5,716	5,937
Equity method adjustments	8,729	3,397	9,221	6,032
Adjusted EBITDA	$109,887	$104,388	$ 231,972	$ 158,397

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Comparable Properties

For the Three Months Ended June 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	EBITDA Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	30	76.9%	2.1	$145.78	5.1%	$112.05	8.0%	30.6%	2.7
Upscale	27	78.7	2.2	99.24	9.8	78.11	12.9	35.4	1.0
Midscale	26	73.6	1.6	82.38	8.3	60.67	10.8	29.8	(0.8)
Total Consolidated	83	76.6%	2.0	$121.87	6.4%	$93.40	9.3%	31.2%	2.2
Unconsolidated	3	84.0	3.3	166.79	6.5	140.08	10.8	29.0	1.2
Subtotal	86	77.5%	2.2	$127.68	6.5%	$98.98	9.5%	30.8%	2.0
Triple Net Lease (1)	6	75.4	1.5	112.84	10.7	85.06	13.0	33.2	4.8
Total	92	77.4%	2.1	$126.94	6.6%	$98.26	9.7%	30.9%	2.1

___________________________
(1)
Our operating results include only rental revenues received from third-party lessees of these Properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	EBITDA Margin is calculated as EBITDA divided by total revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Comparable Properties

For the Six Months Ended June 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	EBITDA Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	30	74.7%	2.9	$147.13	5.4%	$109.83	9.8%	29.2%	2.9
Upscale	24	76.5	2.4	100.63	9.2	76.97	12.8	35.6	1.0
Midscale	26	71.2	2.3	82.21	7.7	58.54	11.2	28.9	(0.5)
Total Consolidated	80	74.3%	2.7	$123.49	6.5%	$91.80	10.5%	30.1%	2.3
Unconsolidated	3	84.1	4.3	174.43	7.1	146.73	12.9	31.4	2.6
Subtotal	83	75.5%	2.9	$130.41	6.6%	$98.51	10.9%	30.4%	2.4
Triple Net Lease (1)	6	72.6	3.0	112.39	12.5	81.62	17.4	30.0	5.4
Total	89	75.4%	2.9	$129.50	6.9%	$97.62	11.2%	30.3%	2.5

__________________________________
(1)
Our operating results include only rental revenues received from third-party lessees of these Properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	EBITDA Margin is calculated as EBITDA divided by total revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Adjusted Comparable Properties
For the Three Months Ended June 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	EBITDA Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	35	76.3%	1.8	$165.88	3.3%	$126.50	5.7%	31.6%	1.7
Upscale	24	78.7	2.2	98.59	9.7	77.62	12.9	35.3	0.9
Midscale	26	73.6	1.6	82.38	8.3	60.67	10.8	29.8	(0.8)
Total Consolidated	85	76.3%	1.8	$137.90	4.5%	$105.17	7.1%	31.8%	1.5
Unconsolidated	3	84.0	3.3	166.79	6.5	140.08	10.8	29.0	1.2
Subtotal	88	77.1%	2.0	$141.28	4.8%	$108.92	7.6%	31.4%	1.4
Triple Net Lease (1)	6	75.4	1.5	112.84	10.7	85.06	13.0	33.2	4.8
Total	94	77.0%	2.0	$139.98	5.1%	$107.80	7.8%	31.5%	1.5

_________________________
(1)
Our operating results include only rental revenues received from third-party lessees of these Properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	EBITDA Margin is calculated as EBITDA divided by total revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Adjusted Comparable Properties
For the Six Months Ended June 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	EBITDA Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	35	74.7%	2.6	$172.13	3.9%	$128.65	7.7%	32.0%	1.0
Upscale	24	76.5	2.4	100.63	9.2	76.97	12.8	35.6	1.0
Midscale	26	71.2	2.3	82.21	7.7	58.54	11.2	28.9	(0.5)
Total Consolidated	85	74.4%	2.5	$142.38	5.0%	$105.98	8.7%	32.1%	0.9
Unconsolidated	3	84.1	4.3	174.43	7.1	146.73	12.9	31.4	2.6
Subtotal	88	75.5%	2.7	$146.22	5.3%	$110.37	9.3%	32.0%	1.2
Triple Net Lease (1)	6	72.6	3.0	112.39	12.5	81.62	17.4	30.0	5.4
Total	94	75.3%	2.7	$144.70	5.5%	$109.02	9.5%	31.9%	1.3

_________________________
(1)
Our operating results include only rental revenues received from third-party lessees of these Properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	EBITDA Margin is calculated as EBITDA divided by total revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

NOTES TO FINANCIAL AND PORTFOLIO INFORMATION

Non-GAAP Financial Measures
Included in this news release are certain non-GAAP financial measures which are not calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") within the meaning of applicable SEC rules. The measures include RevPAR, ADR, Adjusted FFO per diluted share, Adjusted EBITDA and EBITDA margin. The following discussion defines these terms and why the Company feels they are helpful in understanding performance.

Property Operating Data
The Company’s results of operations are highly dependent upon the operations of its hotel and resort properties. To evaluate the financial condition and operating performance of the Company’s properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”) and occupancy. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. The Company defines RevPAR as (i) the average daily room rate, or ADR, charged, multiplied by (ii) the average daily occupancy achieved. The Company defines ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, the Company considers this measure to be the leading indicator of core revenues for many hotels and resorts. The Company closely monitors what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on the Company’s profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions made by the Company.

Funds From Operations
The Company considers FFO (and FFO per diluted share) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to unconsolidated partnerships and joint ventures.

In calculating FFO, net income is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. The Company also believes FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably over time. In addition, the Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance. FFO, as presented, may not be comparable to similarly titled measures reported by other equity REITs. Accordingly, the Company believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Adjusted FFO
The Company defines Adjusted FFO as FFO (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted FFO is useful to the Company and to its investors as a supplemental measure in evaluating our financial performance because it helps evaluate the ongoing performance of its Properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted FFO should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted FFO differently than the Company does and, accordingly, the Company’s calculation of Adjusted FFO may not be comparable to such other companies’ Adjusted FFO measures. The Company adjusted FFO for the following items, which may occur in any period, when calculating Adjusted FFO:
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Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

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Loss on extinguishment of debt of unconsolidated entities - The Company excludes the effects of loss on extinguishment of debt of its unconsolidated entities because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or the ongoing performance of its consolidated and unconsolidated Properties.

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Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or its ongoing performance of its Properties.

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Gain on the sale of common stock - The Company excludes the effect of the gain on the sale of common stock because it believes that including it is not consistent with reflecting the ongoing performance of its Properties.

EBITDA and EBITDA Margin
Earnings before interest expense, income taxes, depreciation and amortization, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, (ii) income tax benefit or expense; and (iii) depreciation and amortization. The Company defines EBITDA margin as EBITDA divided by total revenue. The Company believes EBITDA and EBITDA margin are useful to the Company and to an investor as a supplemental measure in evaluating its financial performance because EBITDA excludes expenses that the Company believes may not be indicative of its operating performance. By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and its capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, The Company and its investors can more accurately assess the financial performance of the Company’s portfolio. The Company uses EBITDA margins to evaluate how efficiently expenses are managed at a property in relation to total revenue generated. The Company’s management also uses EBITDA and EBITDA margin as one measure in determining the value of acquisitions and dispositions. In addition, it believes EBITDA and EBITDA margin are frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements of our business, it does not reflect the amount of capital needed to maintain its Properties nor does it reflect trends in interest costs due to interest rate changes or increased borrowings. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other equity REITs may calculate EBITDA differently than the Company does and, accordingly, its calculation of EBITDA and EBITDA margin may not be comparable to such other REITs’ EBITDA and EBITDA margin.

Adjusted EBITDA
The Company defines Adjusted EBITDA as EBITDA (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted EBITDA is useful to the Company and to its investors as a supplemental measure in evaluating its financial performance because it helps evaluate the ongoing performance of the Company’s Properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted EBITDA differently than the Company does and, accordingly, its calculation of Adjusted EBITDA may not be comparable to such other companies’ Adjusted EBITDA measures. The Company adjusted EBITDA for the following items, which may occur in any period, when calculating Adjusted EBITDA:
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Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting its ongoing capital structure or the ongoing performance of its Properties.

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Gain on the sale of common stock - The Company excludes the effect of the gain on the sale of common stock because it believes that including it is not consistent with reflecting the ongoing performance of its Properties.

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Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Transaction costs - The Company excludes transaction costs because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its Properties.
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Minority interest adjustments - The Company excludes the minority interest in the income of loss of its consolidated partnerships as presented in its unaudited condensed consolidated statement of operations because The Company believes that including these amounts in EBITDA does not reflect the effect of the minority interest position on its performance since these amounts include its minority partners’ pro-rata portion of depreciation, amortization and interest expense.

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Equity method adjustments - The Company excludes the effect of equity in earnings (losses) from unconsolidated entities as presented in its unaudited condensed consolidated statements of operations because its interest in the earnings (losses) of these entities does not reflect the impact of its minority interest position on the Company’s performance and these amounts include its pro-rata portion of depreciation, amortization and interest expense.

Limitations on the Use of Non-GAAP Financial Measures
RevPAR, ADR, FFO, Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and EBITDA margins (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike these measures, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of operating performance. These measures, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of our consolidated historical operating results, these measures should be considered only as supplemental information and only in conjunction with its net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Comparable Properties
The Company defines “comparable properties” as properties owned at the beginning of and during the entirety of both periods being compared. The Company considers 92 properties for the three months ended June 30, 2005 and 89 properties for the six months ended June 30, 2005 to be “comparable properties.”

Adjusted Comparable Properties
The Company defines “adjusted comparable properties” as properties owned as of the last day of the reporting periods during the periods being compared, or are located outside of the United States. For the three and six months ended June 30, 2005, the Company considers 94 properties to be “adjusted comparable properties.”

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